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                                                                    Exhibit 4.20

                                     Stock Subscription Warrant to Subscribe for
                                                  600,000 Shares of Common Stock


Stock Subscription Warrant No. A-1

          THIS STOCK SUBSCRIPTION WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS STOCK SUBSCRIPTION WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS STOCK SUBSCRIPTION WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                          STOCK SUBSCRIPTION WARRANT

                     To Subscribe for and Purchase Shares
                              of Common Stock of

                             GRUBB & ELLIS COMPANY

                   THIS CERTIFIES THAT, for value received,

          AEGON USA REALTY ADVISORS, INC. or registered assigns, is entitled to subscribe for and purchase from GRUBB & ELLIS COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, at any time or from time to time during the period specified in paragraph 2 hereof, up to

                             SIX HUNDRED THOUSAND

fully paid and nonassessable shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price per share of $6.25 (the "Exercise Price"). The number of shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in paragraph 4 hereof. The term "Warrant," as used herein, shall mean this Stock Subscription Warrant, including all amendments hereto. The term "Warrant Shares," as used herein, refers to the shares purchasable upon the exercise of the Warrants.

          Certain terms used herein and not elsewhere defined are defined in paragraph 15 hereof.

          This Warrant is subject to the following provisions, terms and conditions:

          1.   Manner of Exercise; Issuance of Certificates; Payment for Shares.
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The rights represented by this Warrant may be exercised by the holder hereof in whole or in part (but not as to a fractional Warrant Share), by the surrender of this Warrant, together with a completed Exercise
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Agreement in the form attached hereto, during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company in New York, New York or Chicago, Illinois as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) at any time during the period set forth in paragraph 2 hereof and upon payment to the Company by certified check or bank draft of the Exercise Price for such shares, or, at the election of the holder hereof, by delivery of other Warrants equal in value to the aggregate Exercise Price with respect to such Warrants being exercised, the value of which other Warrants shall be deemed to equal the difference between the Market Price of a share of Common Stock on the date immediately preceding the date of exercise and the then current Exercise Price. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and any new Warrants) pursuant to this paragraph except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

          2.   Period of Exercise.  This Warrant is exercisable at any time or
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from time to time prior to July 31, 2004.

          3.   Shares to be Fully Paid; Reservation of Shares.  The Company
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covenants and agrees that all Warrant Shares will, upon issuance, be fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per Warrant Share is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation and will be approved for listing on any domestic securities exchange upon which the Common Stock may be listed. The Company further

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covenants and agrees that it will, at any time, at its expense, promptly list on each national securities exchange on which any Capital Stock is at the time listed, upon official notice of issuance, Common Stock issuable upon the exercise of any Warrant as provided in paragraph 1 hereof, and maintain such listing of all shares of Common Stock from time to time issuable upon such exercise, and will, at any time, register under the Securities Exchange Act of 1934, as amended, all shares of Common Stock from time to time issuable upon such exercise if and at the time that any existing shares of Capital Stock are so registered.

          4.   Anti-dilution Provisions.  The Exercise Price set forth above
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shall be subject to adjustment from time to time as hereinafter provided. For purposes of this paragraph 4, the term "Capital Stock" as used herein includes the Company's Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include only Common Stock. Upon each adjustment of the Exercise Price, this Warrant shall thereafter represent the right to purchase, at the Exercise Price resulting from such adjustment, the largest number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable thereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          In case the Company, at any time, shall be a party to any Transaction, each holder hereof, upon the exercise hereof at any time on or after the Consummation Date shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon exercise prior to the Consummation Date, the kind and amount of securities or property (including cash) which it would have owned or have been entitled to receive after the happening of such Transaction had this Warrant been exercised immediately prior to such Transaction.

          Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of Warrants, the surrender of Warrants or the satisfaction of exercise rights as provided herein, shall assume, by written instrument delivered to each holder of Warrants, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Warrants an opinion of counsel for such corporation or entity, satisfactory to each holder of Warrants, which opinion shall state that all the outstanding Warrants, including, without limitation, the exercise provisions applicable thereto, if any, shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof and, together with such other matters as such holders may reasonably request.

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          In case the Company shall (i) pay a dividend in shares of Capital
Stock or securities convertible into Capital Stock or make a distribution to all holders of shares of Capital Stock in shares of Capital Stock or securities convertible into Capital Stock, (ii) subdivide its outstanding shares of Capital Stock, (iii) combine its outstanding shares of Capital Stock into a smaller number of shares of Capital Stock or (iv) issue by reclassification of its shares of Capital Stock other securities of the Corporation, the Exercise Price shall be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurrence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter. An adjustment made pursuant to the foregoing sentence shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b)   Notice of Adjustment.  Upon the occurrence of any event
                --------------------
requiring an adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver to each holder of Warrants a certificate signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company (an "Officers' Certificate") stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by any holder of Warrants stating that such holder contemplates exercise of such Warrants, the Company will obtain and deliver to each holder of Warrants the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Company's Board of Directors who are satisfactory to the registered holder of this Warrant, which opinion shall confirm the statements in the most recent Officers' Certificate delivered under this paragraph 4(d).

          (c)   Other Notices.  In case at any time:
                -------------

          (i) the Company shall declare or pay to the holders of Capital Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of 115% of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

          (ii) the Company shall declare or pay any dividend upon Capital Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Capital Stock;

          (iii) the Company shall offer for subscription pro rata to the holders of Capital Stock any additional shares of stock of any class or other rights;

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          (iv)  there shall be any capital reorganization, or reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity;

          (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (vi)  there shall be any other Transaction;

then, in any one or more of such cases, the Company shall give to the holder of each Warrant (a) at least 15 days prior to any event referred to in clause (i) or (ii) above, at least 30 days prior to any event referred to in clause (iii),
(iv) or (v) above, and within five business days after it has knowledge of any pending Transaction, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act (a "Registration Statement") or to a favorable vote of security holders, if either is required. Any exercise of the Warrant may be made conditioned by the holder thereof upon the consummation of any of the events described in clauses (i) through (iv) above.

          5.   Certain Agreements of the Company.  The Company covenants and
               ---------------------------------
agrees that:

          (a)  Certain Actions Prohibited.  The Company will not by amendment of
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its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of any Warrant in order to protect the exercise rights of the holders of the Warrants. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding, (iii) will not take any action which results in

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any adjustment of the number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants if, as a result of such adjustment, the number of shares of Common Stock issuable upon exercise of all the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (iv) will not issue any capital stock of any class which has the right to more than one vote per share or any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in respect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets.

          (b)  Successors and Assigns.  This Warrant will be binding upon any
               ----------------------
entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

          (c)  Issuance of Warrant Securities.  If the issuance of any Warrant
               ------------------------------
Shares required to be reserved for purposes of exercise of this Warrant or for the conversion of such Warrant Shares requires registration with or approval of any Federal governmental authority under any Federal or state law (other than any registration under the Securities Act) or listing on any national securities exchange, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof and so converted.

          6.   Issue Tax.  The issuance of certificates for Warrant Shares upon
               ---------
the exercise of Warrants shall be made without charge to the holders of such Warrants or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the Warrant exercised.

          7.   Closing of Books.  The Company will at no time close its
               ----------------
transfer books against the transfer of any Warrant, of any Warrant Shares issued or issuable upon the exercise of any Warrant or in any manner which interferes with the timely exercise of this Warrant.

          8.   Amendments to Terms of Warrant Shares.  The Company will not
               -------------------------------------
amend the terms of the Warrant Shares in any manner that would treat the Warrant Shares differently from other shares of the Company's Common Stock.

          9.   Availability of Information.  The Company will cooperate with
               ---------------------------
each holder of any Warrants or Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The Company will deliver to any person at the time holding any Warrants, promptly upon their becoming available, copies of all

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financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission.

          10.  No Rights or Liabilities as a Stockholder.  This Warrant shall
               -----------------------------------------
not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          11.  Transfer and Exchange.
               ---------------------

          (a) (1) The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

          (2) The holder of this Warrant, by acceptance hereof, understands that the Warrant Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Securities may be resold without registration under the Securities Act only in certain limited circumstances. The holder of this Warrant, by acceptance hereof, agrees to comply with all applicable laws (including, without limitation, any filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) upon exercise hereof.

          The holder of this Warrant, by acceptance hereof, represents that such holder is acquiring this Warrant and any Warrant Shares to be issued upon exercise hereof for its own account (including any separate account) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The holder hereof further represents that such holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant Securities as required by Section (b)(2)(v) of Rule 502 of Regulation D under the Securities Act.

          Without in any way limiting the foregoing, the holder hereof further agrees not to make any disposition of all or any portion of the Warrant Securities unless and until:

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          (x)  There is then in effect a Registration Statement under the
Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (y) Such disposition is made in conformity with the limitations of Rule 144 under the Securities Act or similar rule as then in effect under the Securities Act; or

          (z) (i) The holder hereof shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that if the holder of this Warrant is a party to the Agreement, counsel who is such party's employee shall be deemed reasonably satisfactory to the Company), that such disposition will not require registration of such Warrant Securities under the Securities Act.

          (b)  Register.  The Company shall maintain, at the principal office
               --------
of the Company (or such other office or agency of the Company in New York, New York or Chicago, Illinois as it may designate by notice to the holder hereof), a register for the Warrants, in which the Company shall record the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after any holder of Warrants shall by notice request the same, the Company will deliver to such holder a certificate, signed by one of its officers, listing the name and address of every other holder of Warrants and/or Warrant Shares, as such information appears in said register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

          (c)  Warrants Exchangeable for Different Denominations.  This
               -------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in paragraph 10(b), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder of Common Stock, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

          (d)  Replacement of Warrants.  Upon receipt of evidence reasonably
               -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond (or, in the case of any institutional holder, an indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (e)  Cancellation; Payment of Expenses.  Upon the surrender of this
               ---------------------------------
Warrant in connection with any exchange, transfer or replacement as provided in this paragraph 10, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 10.

          12.  Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

          (a)  Definitions.  For purposes of this paragraph 11:
               -----------

          The term "Registrable Securities" means (i) the Common Stock issued pursuant to this Warrant and (ii) any Common Stock of the Company issued pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise, and any securities of the Company which may be issued or distributed with respect to, or in exchange for, any such Common Stock or such other securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and they may be resold without subsequent registration under the Securities Act; provided, further, however, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities, and any security that is issued or distributed in respect to securities that have ceased to be Registrable Securities are not Registrable Securities.

          (b)  Grant of Rights. The Company hereby grants to the holder
               ---------------
registration rights as follows (the "Registration Rights"):

          (1) Piggyback Registrations. Subject to paragraph 11(b)(2) hereof, if at any time and from time to time after the date hereof, the Company files a Registration Statement under the Securities Act with respect to any offering of any equity securities by the Company for its own account or for the account of any of its equity holders (other than (i) a registration on Form S-4 or Form S-8 or a shelf registration on Form S-3 for the sale of securities by the Company or any successor form to such Forms or (ii) any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) then, as soon as practicable (but in no event less than ten (10) days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to the holder of the Registrable Securities, and such notice shall offer the holder of the Registrable Securities the opportunity to register such number of Registrable Securities as such holder may request (a "Piggyback Registration") and shall specify whether the offering is to be underwritten or is to be offered on another basis. Subject to paragraph 11(b)(2), the Company shall include in such Registration Statement all Registrable Securities requested within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder) to be included in the Registration for such offering pursuant to a Piggyback Registration; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then the holder making a request for a Piggyback Registration pursuant to this paragraph 11(b)(1) must participate in such underwritten offering and shall not be permitted to make any other offering in connection with such Registration. If the offering pursuant to such Registration Statement is to be on any other basis, then the holder making a request for a Piggyback Registration pursuant to this paragraph 11(b)(1) must participate in such offering on such basis and shall not be permitted to make an underwritten offering in connection with such Registration. The holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

          (2) Underwriter's Cutback. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the Registration for such offering under paragraph 11(b)(1) or pursuant to other piggyback registration rights granted by the Company, if any ("Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed underwritten offerings informs the Company and the holders of such Registrable Securities in writing that the total amount or kind of securities, including Piggyback Securities, which such holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price or distribution of the securities offered in such offering or the timing thereof, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or the holder or holders making a request for a demand registration pursuant to demand registration rights, as the case may be, proposes to sell, and (ii) second, the number of securities that, in the opinion of such underwriter or underwriters, can be sold without an adverse effect on the price, timing or distribution of the securities to be included, selected pro rata among holders of Registrable Securities and holders of other securities subject to other piggyback registration rights granted by the Company, if any ("Piggyback Securities") to the extent any of such holders has requested pursuant to paragraph 11(b)(1) or pursuant to other incidental registration rights to be included in such Piggyback Registration, based on the number of shares of Registrable Securities or Piggyback Securities requested to be registered by each such holder.

          (c)  Hold-Back Agreements; Other Registration Rights Agreements.  Each
               ----------------------------------------------------------
holder of Registrable Securities agrees, if requested by (i) the Company or (ii) the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in any Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 90-day period (or such longer period of up to 180 days as may be required by such underwriter) beginning on, the effective date of any Registration Statement (except as part of such registration) or the commencement of the public distribution of securities, to the extent timely notified in writing by the Company or the managing underwriters (or the holders, as the case may be). The Company may enter into any other registration rights agreement.

          (d)  Holder Representations for Registration.  Each holder of
               ---------------------------------------
Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event as a result of which a Registration Statement filed pursuant to this Agreement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the Securities Act, such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, and the Company shall, as promptly as practicable thereafter, prepare and file with the Commission, and furnish without charge to the selling holders and the managing underwriters, if any, a supplement or amendment to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance.

          (e)  Underwritten Offerings.  If the Company proposes to register any
               ----------------------
of its securities under the Securities Act as contemplated by paragraph 11(b) and such securities are to be distributed by or through one or more underwriters, the holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holders' Registrable Securities and such holder's intended method of distribution or any other representations required by law. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          (f)  Registration Expenses.  All expenses incident to the Company's
               ---------------------
performance of or compliance with the Company's registration obligations under paragraph 11(b) will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided that the Company shall not be responsible for fees and disbursements of counsel selected by the holders of the Piggyback Securities being registered and underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to such underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Securities under the securities or blue sky laws of any state). The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (g)  Indemnification.
               ----------------

          (1) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, employees, partners, shareholders and agents and each Person who controls such holder (within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act")) from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (i) it is determined that it was the responsibility of such holder to provide the Person asserting such loss, claim, damage, liability or expense with a current copy of the Prospectus and such holder failed to deliver or cause to be delivered a copy of the Prospectus to such Person after the Company had furnished such holder with a sufficient number of copies of the same and (ii) the Prospectus completely corrected in a timely manner such untrue statement or omission. This indemnity shall be in addition to any liability the Company may otherwise have, shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such officer, director, employee, agent, partner, shareholder or controlling Person and shall survive termination of this Agreement and the transfer of Registrable Securities by such holder. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, partners, shareholders and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the holders of Registrable Securities, if requested.

          (2) Indemnification by the Selling Holder of Registrable Securities. Each selling holder of Registrable Securities, severally and not jointly, agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement, Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is caused by or contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability such selling holder may otherwise have, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such officer, director or controlling Person and shall survive termination of this Agreement and the transfer of Registrable Securities by such selling holder. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          (3) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, or (iii) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party is entitled to be indemnified hereunder. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party's indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party is entitled to be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of counsel to the indemnified party reasonably satisfactory to the indemnifying party, use of one counsel by all indemnified parties would be expected to give rise to a conflict of interest between such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one such additional counsel.

          (4) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding paragraphs
(a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling holder of Registrable Securities shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling holder with respect to the sale of any such Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (h)  Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Agreement may be assigned by a holder to a transferee or assignee of such securities.

          (i)  No Conflicting Agreements.  The Company represents and warrants
               -------------------------
to the holder that the Company is not a party to any agreement that conflicts in any manner with the holder's rights to cause the Company to register Registrable Securities pursuant to any provision of this Agreement.

          (j)  Rights and Obligations Survive Exercise and Expiration of
               ---------------------------------------------------------
Warrant. The rights and obligations of the Company and the holder set forth in this paragraph 11 shall survive the exercise and expiration of this Warrant.

          13.  Notices.  All notices referred to in this Warrant shall be in
               -------
writing and shall be delivered personally or by certified or registered mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and (ii) to the holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by such holder).

          14.  Remedies.  The Company stipulates that the remedies at law of the
               --------
holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          15.  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          16.  Definitions.  For the purpose of this Warrant, the following
               -----------
terms shall have the following meanings:

          "Agreement" shall mean this Stock Subscription Warrant.
           ---------

          "Capital Stock" shall have the meaning assigned to such term in
           -------------
paragraph 4.

          "Consummation Date" shall mean the date of the consummation of a
           -----------------
Transaction.

          "Market Price" shall mean, on any date specified herein, (A) if any
           ------------
class of Capital Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of twenty consecutive Trading Days ending the second Trading Day prior to such date of the average, on each such Trading Day, of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by Nasdaq Stock Market or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Company), as of a date which is 15 days preceding the date as of which the determination is to be made.

          "Person" shall mean any individual, corporation, partnership,
           ------
association, trust or other entity or organization, including a government or political subdivision or instrumentality thereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Trading Day" shall mean any day on which the New York Stock Exchange
           -----------
is open for trading on a regular basis.

          "Transaction" shall mean any transaction to which the Company is a
           -----------
party at any time (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Capital Stock) in which the previously outstanding Capital Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing or in which the Capital Stock ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by Nasdaq Stock Market or any successor thereto or comparable system.

          "Warrant Securities" shall mean the Warrants and the Warrant Shares.
           ------------------

          17.  Miscellaneous.  This Warrant contains the entire agreement among
               -------------
the parties hereto with respect to the subject matter contained herein, supersedes all prior agreements, negotiations and understandings, whether written or oral, with respect to the subject matter hereof, and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of Illinois and shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois (without reference to any principles of the conflicts of laws). The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

Dated:   July 30, 1999                            GRUBB & ELLIS COMPANY


                                                  /s/  Brian Parker
                                                  -------------------
                                                  Name:  Brian Parker
                                                  Title: EVP & CFO

Attest:

/s/  Robert J. Walner
--------------------------
Name:  Robert J. Walner
Title: Secretary

                                                                    Exhibit 4.20


                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)

TO ______________________________

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________* shares of Common Stock of________________ _________________, and herewith makes payment of $_____________therefor [in cash] [by cancellation of the right to buy ___ shares of Common Stock represented by this Warrant], and requests that the certificates for such shares be issued in the name of, and delivered to __________________________, whose address is __________________________________________.


                                    ____________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                    ____________________________________

                                    ____________________________________
                                                 (Address)

Dated: _____________________

_____________________________
*   Insert here the number of shares as to which the Warrant is being exercised.

                                                                    Exhibit 4.20

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)

          For value received, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right represented by the within Warrant to purchase shares of Common Stock of________________________ _______ to which the within Warrant relates, and appoints _____________Attorney to transfer such right on the books of ___________________________ full power of substitution in the premises.


                                    ___________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                    ___________________________________

                                    ___________________________________
                                                  (Address)

Dated:  ______________________